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                                                                      EXHIBIT 99
                             Myers Bancshares Inc.

                   Proxy for Special Meeting of Stockholders

   The undersigned hereby appoints ___________, _____________, and ________, or any of them, as proxies to vote all shares of Common Stock the undersigned is entitled to vote at the Special Meeting of Stockholders of Myers Bancshares, Inc. ("Myers") to be held at the offices of Myers at 6310 Lemmon Avenue, Suite 200, Dallas, Texas 75209 on _______, 1997, or at any adjournment or postponement thereof, as follows, hereby revoking any proxy previously given:

   1. To approve the Agreement and Plan of Reorganization dated April 22, 1997 (the "Reorganization Agreement") between Myers and Norwest Corporation ("Norwest"), as amended June 10, 1997, and the related Agreement and Plan of Merger dated August 4, 1997 (the "Merger Agreement") pursuant to which a wholly-owned subsidiary of Norwest will merge with Myers and Myers will become a wholly-owned subsidiary of Norwest (the "Merger"), all upon the terms and subject to the conditions set forth in the Reorganization Agreement, as amended, and the Merger Agreement, copies of which are included as Appendix A and Appendix B, respectively, in the accompanying Proxy Statement-Prospectus; and to authorize such further action by the board of directors and officers of Myers as may be necessary or appropriate to carry out the intent and purposes of the Merger.

           FOR  [_]       AGAINST  [_]       ABSTAIN  [_]

   2. In the discretion of the persons appointed proxies hereby on such other matters as may properly come before the Special Meeting.

   Shares represented by this proxy will be voted as directed by the stockholder. The Board of Directors recommends a vote "FOR" proposal 1. If no direction is supplied, the proxy will be voted "FOR" proposal 1.

                      Dated:                                  , 199  .
                              --------------------------------     --

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                      (Please sign exactly as name appears at left.)

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                      (If stock is owned by more than one person, all owners
                      should sign. Persons signing as executors, administrators, trustees, or in similar capacities should so indicate.)



          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                            OF MYERS BANCSHARES INC.